Exhibit 99.2

CLEARPOINT BUSINESS RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 5, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint Business Resources, Inc. (the “Company” or “ClearPoint”), completed the sale to StaffChex, Inc. (“StaffChex”) of certain customer accounts, customer agreements and associated rights and information related to the temporary staffing services formerly serviced by (i) KOR Capital, LLC (“KOR”) pursuant to the Franchise Agreement – Management Agreement, dated August 30, 2007, and (ii) StaffChex Servicing, LLC (“StaffChex Servicing”), an affiliate of StaffChex, pursuant to the Exclusive Supplier Agreement, dated September 2, 2007.

On February 28, 2008, CPR entered into the Licensing Agreement (“Licensing Agreement”) with Optos Capital, LLC (“Optos”), pursuant to which CPR licensed and subcontracted to Optos (i) the client list previously serviced by TZG Enterprises, LLC (“TZG Enterprises”), pursuant to the Franchise Agreement – Management Agreement, dated August 13, 2007, as amended, and (ii) all contracts and contract rights for the clients included on such list. CPR also granted Optos a non-exclusive license to use certain of its intellectual property. The transaction with Optos was not a disposition of assets. Under the Licensing Agreement, Optos agreed to be solely responsible for any and all liabilities, expenses and costs pertaining to the employees that service clients on the subcontracted client list, as well as the subcontracted client contracts or the contracts entered into in Optos’ name including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums and workers’ compensation claims. While the Optos Licensing Agreement was subsequently terminated on April 8, 2008, the Company included this Licensing Agreement in its assumptions for purposes of presentation of this unaudited pro forma condensed consolidated balance sheet and statements of operations.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 has been prepared as if the foregoing transactions (“Transactions”) had occurred as of December 31, 2007. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2007 have been prepared as if the transactions had occurred on January 1, 2007.

The historical balance sheet and statement of operations information was derived from the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008.

The unaudited pro forma condensed consolidated balance sheet and statement of operations do not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the Transactions were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2008 and are meant to assist the reader in a further understanding of the Company’s history and the associated transactions as the Company transitions to its iLabor business model.

ClearPoint Business Resources, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

At December 31, 2007

(in thousands)

	As Reported	Pro Forma Adjustments for 2008 Transactions		Pro Forma
CURRENT ASSETS
Assets
Cash and cash equivalents	$1,994	$—		$1,994
Accounts receivable net of allowance for doubtful accounts	17,371	(13,826	)(1)	3,545
Unbilled Revenue	2,164	118	(1)	2,282
Prepaid expenses and other current assets	4,296			4,296
Deferred income taxes	1,631	(893	)(2)	738

TOTAL CURRENT ASSETS	27,456	(14,601)		12,855

EQUIPMENT, FURNITURE AND FIXTURES, net	2,162			2,162
INTANGIBLE ASSETS, net	183	—	(3)	183
GOODWILL	16,822			16,822
DEFERRED INCOME TAXES, net of current portion	3,376	(1,849	)(2)	1,527
DEFERRED FINANCING COSTS, net	102			102
OTHER ASSETS	5,176			5,176

TOTAL ASSETS	$55,277	$(16,450)		$38,827

CURRENT LIABILITIES
Current portion of long-term debt	$1,600			$1,600
Current portion of notes payable other	2,510			2,510
Accounts payable	2,881			2,881
Accrued expenses and other current liabilities	5,122			5,122
Accrued payroll and related taxes	6,819	(1,532	)(1)	5,287
Retirement benefit payable	77			77
Current portion of accrued restructuring costs	821			821

TOTAL CURRENT LIABILITIES	19,830	(1,532)		18,298

REVOLVING CREDIT FACILITY	14,813	(13,332	)(4)	1,481
ACCRUED RESTRUCTURING COSTS, net of current	204			204
LONG-TERM DEBT, net of current	3,973			3,973
NOTES PAYABLE OTHER, net of current	—			—
NOTES PAYABLE-STOCKHOLDERS	550			550
RETIREMENT BENEFIT PAYABLE, net of current	261			261

TOTAL LIABILITIES	39.631	(14,864)		24,767

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued	—	—		—
Common stock, $.0001 par value (September 30, 2007: 60,000,000 shares authorized, 13,208,916 shares issued and outstanding)	1	—		1
Paid-in capital	31,314	—		31,350
Accumulated deficit	(15,705)	(1,586	)(5)	(17,291)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	15,646	(1,586)		14,060

TOTAL LIABILIITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$55,277	$(16,450)		$38,827

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated balance sheet.

ClearPoint Business Resources, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the Twelve Months Ended Dec 31, 2007 As Reported	Pro Forma Adjustments for 2008 Transactions		For the Twelve Months Ended Dec 31, 2007 Pro Forma
Revenue	$191,685	$(82,690	)(6)	$108,995
Cost of services	166,631	(70,243	)(6)	96,388

Gross profit	25,054	(12,447)		12,607
Selling, general and administration expense	26,705	(10,112	)(7)	16,593
Restructuring (income) expense	2,201	—		2,201
Depreciation and amortization expense	10,313	(9,412	)(8)	901

Income (loss) from operations	(14,165)	7,077		(7,088)
Interest (expense) income	(2,377)	889	(9)	(1,488)
Prepayment penalty on early retirement of debt	(1,950)	—		(1,950)
Interest expense on warrant liability	—	—		—
Other income (expense)	981	—		981

Income (loss) before income tax expense (benefit)	(17,511)	7,966		(9,545)
Income tax expense (benefit)	(5,120)	2,742	(10)	(2,378)
Net income (loss)	(12,391)	$5,224		(7,167)

Pro forma net income (loss) per common share	$(1.00)	$0.42		$(0.58)

Weighted average number of common shares outstanding	12,372,170	12,372,170		12,372,170

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated statements of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations

The following notes should be read in concordance with the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations which reflect adjustments to certain line items as a result of the following two transactions (“Transactions”) had they occurred on December 31, 2007 and January 1, 2007, respectively:

- On March 5, 2008, ClearPoint Resources, Inc. (“CPR”), a wholly owned subsidiary of ClearPoint Business Resources, Inc. (“ClearPoint”), completed the sale of certain customer contracts and related rights to StaffChex, Inc. (“StaffChex”), in return for a minority ownership position in the stock of StaffChex. StaffChex also assumed, on a go-forward basis, any all expenses and costs pertaining to the employees servicing the customer contracts including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums, and workers’ compensation claims. In addition, StaffChex signed an iLabor Network Supplier Agreement with ClearPoint, whereby StaffChex agreed to use iLabor for the procurement of all of its contingent labor and to pay ClearPoint a royalty percentage of collected billings related to temporary staffing services. This unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations do not reflect any impact of the minority interest in StaffChex.

- On February 28, 2008, CPR licensed and subcontracted to Optos Capital, LLC (“Optos”), a company controlled by CPR’s and ClearPoint’s former President and director, certain client lists, contracts and contract rights, as well as certain intellectual property. Optos will manage the client contracts and pay ClearPoint a royalty percentage of total cash receipts regarding temporary staffing services. On a go-forward basis, Optos agreed to be solely responsible for any and all liabilities, expenses and costs pertaining to the employees that service the subcontracted client list, as well as the subcontracted client contracts or the contracts entered into in Optos’ name including, but not limited to, all payroll, payroll taxes, unemployment taxes, workers’ compensation insurance premiums and workers’ compensation claims. Although this transaction was not a disposition of assets, management believes it is helpful to the reader to include the impact of the transaction with Optos as Optos will manage a group of client contracts including those formerly managed by former ClearPoint franchises. While the Optos Licensing Agreement was subsequently terminated on April 8, 2008, the Company included this Licensing Agreement in its assumptions for purposes of presentation of this Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations.

(1) While the Accounts Receivable was not sold as a result of the Transactions, the resulting reductions in Revenue and Cost of Services caused by the sale and licensing of the contracts noted above, there would have been a substantial impact on Accounts Receivable, Unbilled Revenue, and Accrued Payroll and Related Taxes due to the fact that the customers will be billed directly by StaffChex and Optos going forward and the billable associates have been transferred to those entities.

(2) Adjusts the balance of Deferred Income Tax benefit due to the income statement impact of the Transactions.

(3) Reflects the elimination of Contract Rights sold or licensed in the Transactions which management determined were impaired and subsequently written off at December 31, 2007.

(4) Reflects the Transactions’ impact on ClearPoint’s reduced Line of Credit borrowing requirements as the financing for providing the service on the contracts would have been incurred by StaffChex and Optos. The Line of Credit was proportionally reduced based upon the pro forma Accounts Receivable and Accrued Payroll calculations discussed above in (1).

(5) Residual impact of all balance sheet entries noted from (1) through (4) and does not purport to be indicative of the income statement effect of the Transactions.

(6) As noted in (1), as a result of the Transactions, the adjustments to Revenue and Cost of Services are estimated based upon the sale and licensing of the contracts to StaffChex and Optos as a result of which ClearPoint no longer owns or services the contracts with billable associates. The reduction in Revenue is partially offset by royalty revenue generated from the Transactions.

(7) Reflects the reduction in Selling, General and Administrative Expenses relating to the maintenance of the network of branches that have now been assumed by StaffChex and Optos and the staff employed therein. It does not reflect any reduction in administrative overhead impacted by the Transactions.

(8) Adjusts the Amortization Expense to reflect the elimination of contract rights sold or licensed in the Transactions.

(9) Reflects the reduction in Interest Expense due to the resulting impact that the Transactions would have on ClearPoint’s borrowing requirements to maintain the contracts and associated revenue and cost of services that have been sold or licensed in the Transactions.

(10)	Adjusts Income Tax Expense (Benefit) by the proportional impact of Income (loss) before taxes.